UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)    November 17, 2008

MOD HOSPITALITY, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-24723	88-0393257
(State or Other Jurisdiction	(Commission file Number)	(IRS Employer
of Incorporation)		Identification No.)

11710 Old Georgetown Road, Suite 808, North Bethesda, MD	20852
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (301) 230-9674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 14, 2008, the Company filed Form 12b-25 for its quarterly reporting for the period ending September 30, 2008.  On November 17, 2008, a Form 10-Q for the period ending September 30, 2008 was filed on behalf of the Company.  The Form 10-Q was in the process of being reviewed by the Company but had not yet been signed by the certifying officers nor did the audit firm provide their consent to file.  Therefore, there were certain errors in the Form 10-Q filed on November 17, 2008 including:

a. Statement of Cash Flows. The Statement of Cash Flows was changed to properly reflect a decrease in accounts payable.

b. Note 2: Results of Operations for the Nine Months Ended September 30, 2008 and 2007.  The results of net sales in 2008 and 2007 were incorrectly stated as zero for both periods.

c. Note 2: Liquidity and Capital Resources. Certain disclosures regarding the Company’s liquidity and capital resources were not properly addressed.  Additional disclosures regarding cash use in 2008 and 2007 are also made in this section.

d. Item 4: Internal Controls & Procedures. Management has revised its disclosure of controls and procedures.

Therefore, the Form 10-Q filed on November 17, 2008 for the quarter ending September 30, 2008 should not be relied upon due to the foregoing errors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 19th day of November, 2008.

Mod Hospitality, Inc.

Dated: November 19, 2008	By:	/s/ Frederic Richardson
Name: Frederic Richardson
Title: President